Exhibit 10.10
INCENTIVE STOCK OPTION AGREEMENT
     THIS AGREEMENT, made and entered into effective this                      day of                                           ,                                          by and between ROCHESTER MEDICAL CORPORATION, a Minnesota corporation (hereinafter referred to as the “Corporation”) and                                                              a resident of                                                               (hereinafter referred to as the “Employee”).
     WHEREAS, the Corporation considers it desirable and in its best interests that the Employee be given an inducement to acquire a proprietary interest in the Corporation and an added incentive to advance the interests of the Corporation, by possessing an option to purchase common shares of the Corporation, in accordance with Rochester Medical Corporation 2001 Stock Option Plan (as adopted, amended and currently in effect, the “Plan”).
     NOW THEREFORE, in consideration of the premises and of the mutual promises and consideration provided herein, the parties agree as follows:
     1. Definitions. Words and phrases not otherwise defined herein shall have the meanings ascribed to them, respectively, in the Plan.
     2. Grant of Option. The Corporation grants to Employee an Option (the “Option”) to purchase                                          common shares of the Corporation at a purchase price of                                           per share, in the manner and subject to the conditions provided herein and in the Plan. The Option hereby granted shall be an ISO as provided in the Plan.
     3. Time of Exercise of Option. The Option granted hereunder shall vest and become exercisable by Employee in increments of                     shares first commencing on                                          and thereafter annually, and unless earlier terminated in accordance with the provisions of this agreement, the Option shall expire at midnight on                                          as illustrated by the following table:

Number of Shares
From - To	First Exercisable	Cumulative Total
     No provision of this Agreement to the contrary withstanding, neither the Option nor any right claimed thereby or hereby, therein or herein or thereunder or hereunder shall be exercisable by anyone on or after                                         .
     With respect to common shares that are purchasable for the first time during any calendar year, the Employee may only exercise the Option to purchase that number of common shares that have an aggregate fair market value (as of the date first above written) which is less than or equal to $100,000. The Employee may exercise the Option with respect to common shares valued in excess of $100,000 in any calendar year to the extent the right to exercise the Option to purchase such shares has accumulated over a period in excess of one year.
     4. Method of Exercise. The Option shall be exercised by written notice to the Board of the Corporation, or the Committee if such exists, at the Corporation’s principal place of business. The notice shall be accompanied by payment of the option price for the shares being purchased in cash or by cashier’s check or certified check or, in the sole discretion of the Board, or the Committee if such exists, by such other form of payment as is permitted under the Plan. The notice shall also be accompanied by any document reasonably required by the Corporation to be executed by Employee, acknowledging the applicable restrictions on the transfer of the common shares being purchased as set forth under Section 8 of this Agreement. The Corporation shall make prompt delivery of a certificate or certificates representing such common shares, provided that if any law or regulation requires the Corporation to take any action with respect to the common shares specified in such notice before the issuance thereof, then the date of delivery of such common shares shall be extended for the period necessary to take such action. The Option must be exercised with respect to at least 500 of the common shares, unless only a lesser number of the common shares are then exercisable, in which case it must be exercised with respect to all of such lesser number.
     5. Termination of Option. Except as herein otherwise provided, the Option granted under this Agreement, to the extent not heretofore exercised, shall terminate upon the first to occur of the following events:
a. The expiration of three months after the date on which Employee’s employment by the Corporation is terminated, except if such termination be by reason of permanent and total disability or death;
b. The expiration of twelve months after the date on which Employee’s employment by the Corporation is terminated, if such termination be by reason of the Employee’s permanent and total disability or death;
c. The expiration of twelve months from the date of Employee’s death should Employee die within three months of termination of employment by the Corporation;
d. The termination of Employee’s employment by the Corporation for either (i) Employee’s material breach of any agreement with the Corporation or (ii) Employee’s deliberate, willful or gross misconduct in the performance or Employee’s duties on behalf of the Corporation; or
e.                                         , 20                    .

     6. Reclassification, Consolidation or Merger.
     6.1 If and to the extent that the number of issued common shares of the Corporation shall be increased or reduced by change in par value, split up, reverse split, reclassification, distribution of a dividend payable in stock, or the like, the number of common shares subject to the Option and the option price per share shall be proportionately adjusted in accordance with the Plan.
     6.2 If the Corporation is reorganized or consolidated or merged with another corporation, the Employee shall be entitled to receive an option (the “New Option”) covering common shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price, and subject to the same conditions as the Option. For purposes of the preceding sentence, the excess of the fair market value of the common shares subject to the Option immediately after the reorganization, consolidation or merger over the aggregate option price of such common shares shall not be more than the excess of the aggregate fair market value of all common shares subject to the Option immediately before such reorganization, consolidation or merger over the aggregate option price of such common shares, and the New Option or assumption of the Option shall not give the Employee additional benefits which she does not have under this Option, or deprive her of benefits which she has under this Option.
     7. Change In Control. Notwithstanding Section 3 above, the vesting of this Option shall be accelerated, and this Option may be exercised as to all shares of Common Stock remaining subject to this Option, on the date of (i) a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) is made by the Company or any Person that such Person beneficially owns more than 50% of the Common Stock outstanding, (ii) the Company consummates a merger, consolidation or statutory share exchange with any other Person in which the surviving entity would not have as its directors at least 60% of the Continuing Directors and would not have at least 60% of its common stock owned by the common shareholders of the Company prior to such merger, consolidation or statutory share exchange, (iii) a majority of the Board of Directors is not comprised of Continuing Directors or (iv) a sale or disposition of all or substantially all of the assets of the Company or the dissolution of the Company. A “Continuing Director” is a current director of the Company, a director elected by the Board of Directors, a majority of whose members are Continuing Directors, or a director elected by shareholders upon the recommendation of the Board of Directors, a majority of whose members are Continuing Directors. “Person” means any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     8. Rights Prior to Exercise of Option. This Option is non-transferable by Employee, except in the event of his death, and during his lifetime is exercisable only by him. No person shall have any rights as a stockholder with respect to any common shares purchasable hereunder until payment of the option price and delivery to him of such common shares as herein provided.
     9. Restriction on Disposition. All common shares acquired by Employee pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition contained in the Company’s By-Laws, or imposed by applicable state and federal laws or regulations regarding the registration or qualification of such acquisition of common shares, and may not be sold or otherwise disposed of (i) within two years from the date of the granting of the Option under which such common shares were acquired, (ii) within one year after the exercise of the Option, and (iii) unless the Corporation has received a prior opinion of Employee’s counsel satisfactory in form and substance to counsel for the Corporation that such transaction will not violate the Securities Act of 1933 or any applicable state law regulating the sale of securities.

     10. Binding Effect — Plan Governs.
     10.1 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
     10.2 This Agreement shall be construed in accordance with and shall be governed by the terms of the Plan as adopted by the Board and approved or to be approved by the shareholders of the Corporation within the meaning of Section 422 of the Internal Revenue Code of 1986, as the Plan may be amended from time to time by the Board and the shareholders of the Corporation. Employee acknowledges receipt of a copy of the Plan prior to the execution hereof. If possible, this Agreement shall be construed along with and in addition to any other agreement which the Corporation and Employee may enter into, but any provision in this Agreement which contradicts any provision of any other agreement shall take precedence and be binding over such other provision.

“Employee”	“Corporation”

Rochester Medical Corporation

By:

Anthony J. Conway, President

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